                                                                   Exhibit 4(a)


                   AMENDMENT NO. 1 TO EXCHANGE AGREEMENT
                   -------------------------------------

               AMENDMENT NO. 1 TO EXCHANGE AGREEMENT, dated as of July 1,
2003 (the "Amendment"), by and between TXU Corp., a Texas corporation (the "Company"), TXU Energy Company LLC ("TXU Energy"), a Delaware limited liability company and a wholly-owned subsidiary of the Company and each of the entities listed on Schedule A attached hereto (each, a "Purchaser" and collectively, the "Purchasers").

               WHEREAS, on November 22, 2002, the Company and TXU Energy sold to UXT Holdings LLC and UXT Intermediary LLC (together, the "Initial Purchasers"), and the Initial Purchasers purchased from the Company and TXU Energy, $750 million principal amount of TXU Energy's 9% Exchangeable Subordinated Notes due 2012 (the "Notes");

               WHEREAS, on December 19, 2002, the Initial Purchasers, with the consent of the Company and TXU Energy, transferred an aggregate of $250 million principal amount of the Notes to the Purchasers other than the Initial Purchasers;

               WHEREAS, the Purchasers hold, in the aggregate, all of the outstanding Notes;

               WHEREAS, pursuant to Section 2.04 of the Notes, TXU Energy has the right under certain circumstances to require the Purchasers to exchange their Notes for a preferred equity interest in the Company ("Class B Preferred Membership Interests") having substantially identical economic and other terms as the Notes and otherwise in form and substance satisfactory to the Purchasers (the "Exchange Right"); and

               WHEREAS, TXU Energy desires to exercise its Exchange Right, and in connection therewith, the Company, TXU Energy and the Purchasers agree to amend the Agreement as set forth in this Amendment.

               NOW, THERETOFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, it is agreed as follows:

        1.     Amended Definitions. The following definitions contained in
               -------------------
Section 1 of the Agreement are amended in their entirety to read as follows:

               "Conversion Principal Amount" means, at a specified date, an
               ----------------------------
amount of the Current Invested Principal Amount set forth in an Exchange Notice that represents the aggregate unpaid liquidation value of the Class B Preferred Membership Interests that a Purchaser is requesting to be converted into Common Stock pursuant to such Exchange Notice.

               "Invested Principal Amount" means $750,000,000, excluding any
               --------------------------
dividends added to the Invested Principal Amount pursuant to Section 2.01(a) of the Class B Preferred Membership Interest Certificates representing the Class B Preferred Membership Interests exchanged.

               "Majority in Interest" means, at any time, a majority of the
               ---------------------
unpaid liquidation value of the Class B Preferred Membership Interests outstanding at such time.

               "Registration Rights Agreement" means the Registration Rights
               ------------------------------
Agreement, dated as of November 22, 2002, among the Company, UXT Holdings LLC and UXT Intermediary LLC, as amended by Amendment No. 1 to Registration Rights Agreement, dated as of December 19, 2002 and as further amended by Amendment No.2 to Registration Rights Agreement, dated as of the date hereof, and as the same may be further amended from time to time in accordance with the terms thereof.

               "Termination Date" means the earlier to occur of (i) the later
               ------------------
of (A) the tenth anniversary of November 22, 2002 and (B) the date no unpaid liquidation value of the Class B Preferred Membership Interests remain outstanding and (ii) the date on which the DLJ Entities or their Permitted Transferees own Class B Preferred Membership Interests and Common Stock aggregating less than thirty percent (30%) of the Invested Principal Amount (determined, in the case of Common Stock, on the basis of the Class B Preferred Membership Interest Exercise Price at the date the Exchange Rights are exercised with respect to such Common Stock).

      2.       Added Definitions. The following definitions shall be added in
               -----------------
their entirety to Section 1 of the Agreement:

               "Class B Preferred Membership Interests" shall have the
               ----------------------------------------
meaning set forth in the LLC Agreement.

               "Class B Preferred Membership Interest Certificate(s)" shall
               ------------------------------------------------------
have the meaning set forth in the LLC Agreement.

               "LLC Agreement" means the Company's Second Amended and
               ---------------
Restated Limited Liability Company Agreement dated as of July 1, 2003, as the same may be amended from time to time in accordance with the terms thereof.

      3.       Replaced Definitions. The definition of "Purchaser" and
               --------------------
"Purchasers" in the Preamble of the Agreement shall be replaced by the definition of "Purchaser" and "Purchasers" contained herein.

      4.       Amended Sections. (i) Section 2(a) shall be amended by replacing
               -----------------
in all instances (1) the term "Notes" with the term "Class B Preferred Membership Interests," and (2) the term "Note Exercise Price" with the term "Class B Preferred Membership Interest Exercise Price."

         (ii)  The heading of Section 2, the heading of Section 2(d),
Sections 2(b), 2(e), 4(f), 5(a), 7(a), 8, 10(a), 10(b), 10(d)(i) and 10(d)(ii)
shall be amended by replacing in all instances the term "Notes" with the term "Class B Preferred Membership Interests."

        (iii) Section 2(c)(ii) shall be amended in its entirety to read as follows: the unpaid liquidation value of the Class B Preferred Membership Interests to be exchanged expressed as a Conversion Principal Amount.

        (iv) Section 2(d)(i), 4(a), 4(b), 4(e) and 4(h) shall be amended by replacing in all instances the term "Note Exercise Price" with the term "Class B Preferred Membership Interest Exercise Price."

        (v) Section 2(d)(ii) shall be amended in its entirety to read as follows: Any accrued and unpaid dividends (including accrued and unpaid dividends added to the Invested Principal Amount pursuant to Section 2.01(a) of the Class B Preferred Membership Interest Certificates) in respect of any Class B Preferred Membership Interests to be exchanged into shares of Common Stock pursuant to an Exchange Notice shall be paid in cash at the time such Class B Preferred Membership Interests are exchanged.

       (vi) Section 2(f)(i)(B) shall be amended in its entirety to read as follows: an amount in cash equal to any accrued and unpaid dividends (including accrued and unpaid dividends added to the Invested Principal Amount pursuant to Section 2.01(a) of the Class B Preferred Membership Interest Certificates) in respect of the Class B Preferred Membership Interests exchanged into Common Stock pursuant to the Exchange Notice delivered to the Company under
Section 2(d) above.

      (vii) Section 2(f)(ii) shall be amended in its entirety to read as follows: At the Closing or any Subsequent Closing, as the case may be, each applicable Purchaser shall deliver to the Company such number of Class B Preferred Membership Interest Certificates owned by such Purchaser with an aggregate unpaid liquidation value equal to the Conversion Principal Amount as set forth in the Exchange Notice to which the Closing or such Subsequent Closing relates, together with an instrument of transfer reasonably satisfactory to the Company duly executed by such Purchaser.

   (viii) Section 3(b)(i) shall be amended in its entirety to read as follows: Each Initial Purchaser is a corporation, limited liability company or partnership, as the case may be, duly organized and validly existing under the laws of its jurisdiction of incorporation. Each Purchaser (other than the Initial Purchasers) is duly organized and validly existing under the laws of its jurisdiction of organization.

    (ix) Section 10(c)(i) shall be amended in its entirety to read as follows:

              (i) If to any Initial Purchaser, at

                  UXT Holdings LLC
                  Eleven Madison Avenue
                  New York, NY 10010-3629
                  Attention: Ivy Dodes
                  Facsimile: 212-325-8256
                  with a copy to:

                  Shearman & Sterling LLP
                  599 Lexington Avenue
                  New York, NY 10022
                  Attention: Stephen Besen
                             Mark Roppel
                  Facsimile: 212-848-7179

                  If to any Holder (other than the Initial Purchasers) at the address provided to the Company by such Holder

        5.   Other Amendments. All references to "Agreement" in the Agreement
             ----------------
shall, from and after the date hereof, be deemed to refer to the Agreement as amended by this Amendment.

        6.  Provisions of Agreement Not Otherwise Modified. Except as
            ----------------------------------------------
specifically amended by this Amendment, the Agreement is hereby ratified, approved and confirmed and remains in full force and effect.

       IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


                             TXU CORP.



                             By:
                                ---------------------------------------------
                             Name:  Kirk R. Oliver
                             Title: Treasurer



                             TXU ENERGY COMPANY LLC



                             By:--------------------------------------------
                             Name:  Kirk R. Oliver
                             Title: Treasurer



                             UXT HOLDINGS LLC

                             By: DLJ Merchant Banking III, Inc. as Managing
                             Member

                             By:
                                ----------------------------------------
                             Name:  Michael S. Isikow
                             Title: Principal



                             UXT INTERMEDIARY LLC

                             By: UXT AIV, L.P., its Managing Member

                             By: DLJ Merchant Banking III, Inc., as Managing General Partner

                             By:
                                ----------------------------------------------
                             Name:  Michael S. Isikow
                             Title: Principal

                             BENJAMIN MOORE PENSION


                             By:----------------------------------------------
                             Name:  Mark D. Millard
                             Title: Authorized Signatory




                             THE BUFFALO NEWS OFFICE PENSION PLAN


                             By:---------------------------------------------
                             Name:  Mark D. Millard
                             Title: Authorized Signatory


                             THE BUFFALO NEWS EDITORIAL PENSION PLAN


                             By:----------------------------------------------
                             Name:  Mark D. Millard
                             Title: Authorized Signatory


                             CORNHUSKER CASUALTY COMPANY


                             By:----------------------------------------------
                             Name:  Mark D. Millard
                             Title: Authorized Signatory


                             FLIGHTSAFETY INTERNATIONAL INC.
                             RETIREMENT INCOME PLAN


                             By:----------------------------------------------
                             Name:  Mark D. Millard
                             Title: Authorized Signatory

                             FRUIT OF THE LOOM PENSION TRUST


                             By:----------------------------------------------
                             Name:  Mark D. Millard
                             Title: Authorized Signatory



                             GEICO CORPORATION PENSION PLAN
                             TRUST


                             By:----------------------------------------------
                             Name:  Mark D. Millard
                             Title: Authorized Signatory


                             GOVERNMENT EMPLOYEES INSURANCE
                             COMPANY


                             By:----------------------------------------------
                             Name:  Mark D. Millard
                             Title: Authorized Signatory


                             JOHNS MANVILLE CORPORATION MASTER
                             PENSION TRUST


                             By:----------------------------------------------
                             Name:  Mark D. Millard
                             Title: Authorized Signatory


                             JUSTIN BRANDS, INC. UNION PENSION PLAN
                             AND JUSTIN BRANDS, INC. PENSION PLAN &
                             TRUST


                             By:----------------------------------------------
                             Name:  Mark D. Millard
                             Title: Authorized Signatory

                             ACME BRICK COMPANY PENSION TRUST


                             By:----------------------------------------------
                             Name:  Mark D. Millard
                             Title: Authorized Signatory



                             SCOTT FETZER COMPANY COLLECTIVE
                             INVESTMENT TRUST


                             By:---------------------------------------------
                             Name:  Mark D. Millard
                             Title: Authorized Signatory

                                                                    Schedule A

         UXT Intermediary LLC

         UXT Holdings LLC

         Benjamin Moore Pension

         Buffalo News Office Pension Plan

         Buffalo News Editorial Pension Plan

         Cornhusker Casualty Company

         FlightSafety International Inc. Retirement Income Plan

         Fruit of the Loom Pension Trust

         GEICO Corporation Pension Plan Trust

         Government Employees Insurance Company

         Johns Manville Corporation Master Pension Trust

         Justin Brands, Inc. Union Pension Plan and Justin Brands, Inc.
              Pension Plan and Trust

         Acme Brick Company Pension Trust

         Scott Fetzer Company Collective Investment Trust